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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95002) pertaining to the Cooper Cameron Corporation Retirement Savings Plan of our report dated June 26, 1997 with respect to the financial statements of the Cooper Cameron Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                       Ernst & Young LLP


June 26, 1997
Houston, Texas





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